UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2019

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BLUEGREEN VACATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09292	03-0300793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 912-8000

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On March 4, 2019, BBX Capital Corporation (BBX: NYSE) (“BBX Capital”) issued a press release announcing that it intends to take Bluegreen Vacations Corporation (“Bluegreen”) private through a statutory short-former merger under Florida law pursuant to which each share of Bluegreen’s common stock outstanding at the effective time of the merger, other than shares beneficially owned by BBX Capital and shareholders of Bluegreen who duly exercise and perfect appraisal rights in accordance with Florida law, would be converted into the right to receive $16.00 per share in cash.  BBX Capital beneficially owns approximately 90.3% of Bluegreen’s outstanding common stock.  BBX Capital announced that it expects that the merger will be effected 30 days after the Schedule 13E-3 filed with the Securities and Exchange Commission relating to the merger is first mailed to Bluegreen’s shareholders, or as soon as practicable thereafter.  However, the merger may be terminated at any time before it becomes effective.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated March 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2019	BLUEGREEN VACATIONS CORPORATION

By:	/s/ Anthony M. Puleo
Anthony M. Puleo
Executive Vice President, Chief Financial Officer and Treasurer, President Bluegreen Treasury Services

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated March 4, 2019